Exhibit 99.1

Axsome Therapeutics Enters $570 Million Term Loan and Revolving Credit Facility with Blackstone

Previous term loan facility retired

NEW YORK, May 13, 2025 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) disorders, today announced that it has entered into a $570 million term loan and revolving credit facility with funds managed by Blackstone Life Sciences and Blackstone Credit & Insurance (“Blackstone”). Concurrent with this new facility, Axsome has retired its previous term loan with Hercules Capital. The improved financial terms and expected use of the new facility are expected to result in a significant reduction in interest expense.

“The new agreement with Blackstone simultaneously expands our total available credit facility by more than $200 million, and significantly reduces our cost of capital,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome Therapeutics. “We are pleased to partner with the Blackstone team given their differentiated expertise in the life sciences industry. The improved terms of the new facility underscore our commitment to accelerating time to profitability and enhancing shareholder value, while advancing our mission to improve the lives of patients living with serious CNS disorders.”

“Blackstone is proud to partner with Axsome at a time of growth and expanding commercial opportunity,” said Craig Shepherd and Kiran Reddy, MD, Senior Managing Directors with Blackstone Life Sciences. “This investment is designed to reinforce the company’s operational and financial agility to support its next phase of growth, and it is a testament to Blackstone’s ability to deliver customized and flexible financing solutions to help leading biopharma companies achieve their strategic objectives.”

Brad Colman, Global Head of Healthcare with Blackstone Credit & Insurance, added, “Axsome’s proven commercial success, innovative pipeline, and strong leadership team make it an ideal partner as we continue to invest in transformative therapies to help patients. This transaction exemplifies how we can provide scaled credit solutions to world-class life sciences companies.”

The new $570 million facility consists of a $500 million term loan facility and a $70 million revolving credit facility. Upon closing of the agreement, the Company drew down a total of $120 million from the term loan facility which was used to retire the previous term loan with Hercules Capital. Under the terms of the new term loan facility, an additional $250 million may be drawn at the Company’s option, with an additional $200 million available subject to the approval of Blackstone. The facility bears interest at a calculated SOFR variable rate plus 4.75% for the term loan, and SOFR variable rate plus 4.0% for the revolving credit facility. The facility matures in May 2030 and has an interest-only payment period of 60 months. Concurrent with the closing of the agreement, Blackstone purchased $15 million of Axsome common stock at the 30-day volume weighted average price per share equal to $107.14.

Additional details regarding the financing agreement are available in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.

About Axsome Therapeutics

Axsome Therapeutics is a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) conditions. We deliver scientific breakthroughs by identifying critical gaps in care and develop differentiated products with a focus on novel mechanisms of action that enable meaningful advancements in patient outcomes. Our industry-leading neuroscience portfolio includes FDA-approved treatments for major depressive disorder, excessive daytime sleepiness associated with narcolepsy and obstructive sleep apnea, and migraine, and multiple late-stage development programs addressing a broad range of serious neurological and psychiatric conditions that impact over 150 million people in the United States. Together, we are on a mission to solve some of the brain’s biggest problems so patients and their loved ones can flourish. For more information, please visit us at www.axsome.com and follow us on LinkedIn and X.

About Blackstone Life Sciences

Blackstone Life Sciences (BXLS) is an industry-leading private investment platform with capabilities to invest across the life cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, BXLS helps bring to market promising new medicines and medical technologies that improve patients’ lives and currently has $12 billion in assets under management.

About Blackstone Credit & Insurance

Blackstone Credit & Insurance (“BXCI”) is one of the world’s leading credit investors. Our investments span the credit markets, including private investment grade, asset-based lending, public investment grade and high yield, sustainable resources, infrastructure debt, collateralized loan obligations, direct lending and opportunistic credit. We seek to generate attractive risk-adjusted returns for institutional and individual investors by offering companies capital needed to strengthen and grow their businesses. BXCI is also a leading provider of investment management services for insurers, helping those companies better deliver for policyholders through our world-class capabilities in investment grade private credit.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the commercial success of the Company’s SUNOSI®, AUVELITY®, and SYMBRAVO® products and the success of the Company’s efforts to obtain any additional indication(s) with respect to solriamfetol and/or AXS-05; the Company’s ability to maintain and expand payer coverage; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund the Company’s disclosed clinical trials, which assumes no material changes to the Company’s currently projected revenues or expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials, and/or data readouts, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of the Company’s current product candidates; the Company’s ability to fund additional clinical trials to continue the advancement of the Company’s product candidates; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, the Company’s product candidates, including statements regarding the timing of any NDA submission; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s products and product candidates, if approved; the Company’s anticipated capital requirements, including the amount of capital required for the commercialization of SUNOSI, AUVELITY, and SYMBRAVO and for the Company’s commercial launch of its other product candidates, if approved, and the potential impact on the Company’s anticipated cash runway; the Company’s ability to convert sales to recognized revenue and maintain a favorable gross to net sales; unforeseen circumstances or other disruptions to normal business operations arising from or related to domestic political climate, geo-political conflicts or a global pandemic and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Axsome Contacts:

Investors:

Mark Jacobson

Chief Operating Officer

(212) 332-3243

mjacobson@axsome.com

Media:

Darren Opland

Director, Corporate Communications

(929) 837-1065

dopland@axsome.com

Blackstone:

David Vitek

(212) 583-5291

David.Vitek@blackstone.com